Registration No. 333-
    ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                              38-0549190
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

                                The American Road
                          Dearborn, Michigan 48121-1899
               (Address of principal executive offices) (Zip Code)

            FORD MICROELECTRONICS, INC. SALARIED RETIREMENT SAVINGS PLAN
                            (Full title of the Plan)

                              J. M. Rintamaki, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                The American Road
                          Dearborn, Michigan 48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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------------------------- ------------------------ ----------------------- ------------------------ ------------------------
Tile of Each
Class of                                           Proposed                Proposed Maximum
Securities to be          Amount to be             Maximum Offering        Aggregate Offering       Amount of
Registered                Registered (a)           Price Per Share (b)     Price                    Registration Fee
------------------------- ------------------------ ----------------------- ------------------------ ------------------------
Common Stock
$1.00 par value            100,000                 $59,3125                $5,931,250,000.00         $1,749.72
------------------------- ------------------------ ----------------------- ------------------------ ------------------------


     *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by UMB Bank, N.A., as trustee under the Plan, during 1998 and during subsequent years until a new Registration Statement becomes effective.

     ** Based on the market price of Common Stock of the Company on March 9, 1998, in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

============================================================================


          FORD MICROELECTRONICS, INC. SALARIED RETIREMENT SAVINGS PLAN

                             ______________________

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The contents of Registration Statements Nos. 333-02407, 33-58785 and 33-56785 are incorporated herein by reference.


Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (a) The latest annual report of Ford Motor Company ("Ford") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934
     (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Ford's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

          (c) The description of Ford's Common Stock contained in registration statement no. 33-43085 filed by Ford under the Securities Act of 1933 (the "1933 Act").

     All documents subsequently filed by Ford pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


                              ____________________


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits.

Exhibit 4.A    -  Description of Ford Microelectronics, Inc. Salaried Retirement
                  Savings Plan. Filed as Exhibit 4.1 to Registration Statement No. 33-56785 and incorporated herein by reference.

Exhibit 4.B    -  Copy of Stock Trust Agreement dated as of December 30, 1996 between Ford Microelectronics, Inc. and UMB Bank, N.A., as Trustee. Filed with this Registration Statement.

Exhibit 5.A    -  Opinion of Peter Sherry, Jr., an Assistant Secretary and
                  Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B    -  Opinion of J. Gordon Christy, an Attorney of Ford Motor
                  Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 15     -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     -  Consent of Independent Certified Public Accountants.  Filed
                  with this Registration Statement.

Exhibit 24.A   -  Powers of Attorney authorizing signature. Filed as Exhibit
                  24.A to Registration Statement No. 333-27993 and incorporated herein by reference.

Exhibit 24.B   -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.B to Registration Statement No. 333-27993 and incorporated herein by reference.

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on this 11th day of March, 1998.


                                FORD MICROELECTRONICS, INC. SALARIED
                                RETIREMENT SAVINGS PLAN

                                By:/s/John A. Sullivan
                                   ---------------------------------------------
                                John A. Sullivan, Chairman
                                Ford Microelectronics, Inc. Salaried
                                Retirement Savings Plan Administrative Committee

                                   -5-

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 11th day of March, 1998.

                                     FORD MOTOR COMPANY

                                     By:   Alex Trotman*
                                        ------------------------------------
                                          (Alex Trotman)
                                          Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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

     Signature                            Title                             Date
     ---------                            -----                             ----
                               Director and Chairman of the
                               Board of Directors, President
                               and Chief Executive Officer
Alex Trotman*                  (principal executive officer)          March 11, 1998
--------------------------
(Alex Trotman)



Michael D. Dingman*            Director                               March 11, 1998
--------------------------
(Michael D. Dingman)


                               Director, Vice President-Ford
                               and President and Chief
                               Operating Officer,
Edsel B. Ford II*              Ford Motor Credit Company              March 11, 1998
--------------------------
(Edsel B. Ford II)



William Clay Ford*             Director                               March 11, 1998
--------------------------
(William Clay Ford)


                               Director and Chairman
William Clay Ford, Jr.*        of the Finance Committee               March 11, 1998
--------------------------
(William Clay Ford, Jr.)

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                                        -6-
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


     Signature                            Title                             Date
     ---------                            -----                             ----


Irvine O. Hockaday, Jr.*       Director                               March 11, 1998
---------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*            Director                               March 11, 1998
---------------------------
Marie-Josee Kravis)



Ellen R. Marram*               Director                               March 11, 1998
---------------------------
(Ellen R. Marram)



Homer A. Neal*                 Director                               March 11, 1998
---------------------------
(Homer A. Neal)



Carl E. Reichardt*             Director                               March 11, 1998
---------------------------
(Carl E. Reichardt)



John L. Thornton*              Director                               March 11, 1998
---------------------------
(John L. Thornton)


                               Executive Vice President
                               and Chief Financial Officer
John M. Devine*                (principal financial officer)          March 11, 1998
---------------------------
(John M. Devine)


                               Corporate Controller
William J. Cosgrove*           (principal accounting officer)         March 11, 1998
---------------------------
(William J. Cosgrove)



*By:/s/ K. S. Lamping
    -----------------------
      (K. S. Lamping,
      Attorney-in-Fact)

                                  EXHIBIT INDEX
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

                                                                                            Sequential Page
                                                                                            at Which Found
                                                                                           (or Incorporated
                                                                                            by Reference)


Exhibit 4.A      -        Description of Ford Microelectronics, Inc. Salaried Retirement
                          Savings Plan.  Filed as Exhibit 4.1 to Registration Statement
                          No. 33-56785 and incorporated herein by reference.

Exhibit 4.B      -        Copy of Stock Trust Agreement dated as of December 30, 1996 between Ford Microelectronics, Inc. and UMB Bank, N.A., as Trustee.
                          Filed with this Registration Statement.

Exhibit 5.A      -        Opinion of Peter Sherry, Jr., an Assistant Secretary and Counsel of Ford Motor
                          Company, with respect to the legality of the securities being registered hereunder.  Filed with this Registration Statement.

Exhibit 5.B      -        Opinion of J. Gordon Christy, an Attorney of Ford Motor Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974.  Filed with this Registration Statement.

Exhibit 15       -        Letter from Independent Certified Public Accountants regarding unaudited interim financial information.  Filed with this Registration
                          Statement.

Exhibit 23       -        Consent of Independent Certified Public Accountants.  Filed with this
                          Registration Statement.

Exhibit 24.A     -        Powers of Attorney authorizing signature. Filed as Exhibit 24.A to
                          Registration Statement No. 333-27993 and incorporated herein by reference.

Exhibit 24.B     -        Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as Exhibit 24.B to Registration Statement
                          No. 333-27993  and incorporated herein by reference.

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